UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

On February 24, 2005, Copano Energy, L.L.C.’s (the “Company”) Board of Directors (the “Board”) approved the Copano Energy, L.L.C. Management Incentive Compensation Plan (the “Plan”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”).  The Plan is a discretionary annual cash bonus plan available to the Company’s executive officers and certain other management employees.  The purpose of the Plan is to aid the Company in retaining and motivating management employees of high caliber and to assist the Company in meeting its performance objectives.  For each year commencing with 2005, a discretionary cash bonus will be paid to each participant under the Plan based on the participant’s achievement of  (i) personal objectives established by the Compensation Committee and the Company’s Chief Executive Officer  (the “CEO”) and (ii) Company financial objectives and operational objectives established by the Committee and the CEO and approved by the Board.  Additionally, the Plan provides for special incentive awards in recognition of exemplary performance with respect to a specified project or issue upon the recommendation of the CEO and approval of the Compensation Committee.

At the close of each year, the CEO will recommend to the Compensation Committee the amount of each cash award to be paid to each eligible participant (other than the CEO, if he or she is a participant) based upon the accomplishment of the applicable personal, financial and operational objectives.   Upon receipt of the CEO’s recommendations, the Compensation Committee will determine the amount of any cash awards under the Plan.  The Compensation Committee will base its determination of the amount of any cash award to be paid to the CEO upon the CEO’s accomplishment of his or her applicable personal, financial and operational objectives and such other factors as the Compensation Committee, in its sole discretion, may determine.  Subject to the terms of the Plan, the Committee has sole discretion to approve the amounts of cash bonus awards to eligible participants.  In no event shall a cash bonus award exceed 200% of an eligible participant’s base annual salary during any calendar year, nor shall any special incentive award exceed 50% of an eligible participant’s base annual salary during any calendar year.

The Plan provides for the annual adoption by the Compensation Committee of administrative guidelines to provide for the administration of the Plan, including the approval of annual target awards and annual financial objectives.  Accordingly, on February 17, 2005, the Compensation Committee approved the Plan for recommendation to the Board and also adopted the 2005 Administrative Guidelines for the Plan (the “2005 Guidelines”) subject to Board approval of the Plan.  While the 2005 Guidelines reflect the target awards for Plan participants for 2005, the Compensation Committee and the CEO do not anticipate that financial objectives under the Plan for 2005 will be finalized until March 31, 2005.

The Copano Energy, L.L.C. Management Incentive Compensation Plan and 2005 Administrative Guidelines for the Copano Energy, L.L.C. Management Incentive Compensation Plan are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 by reference.  The foregoing summary of the cash bonus plan is qualified in its entirety by reference to Exhibits 10.1 and 10.2 attached to this Current Report.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

10.1	Management Incentive Compensation Plan*

10.2	2005 Administrative Guidelines for the Copano Energy, L.L.C. Management Incentive Compensation Plan *

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: March 2, 2005	By:	/s/ Douglas L. Lawing
Name: Douglas L. Lawing
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Exhibit Title

10.1	Management Incentive Compensation Plan*

10.2	2005 Administrative Guidelines for the Copano Energy, L.L.C. Management Incentive Compensation Plan *

*  Filed herewith